UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 18, 2018

TRONC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36230	38-3919441
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

160 N. Stetson Avenue Chicago, Illinois 60601
(Address of Principal Executive Offices) (Zip Code)

312-222-9100
(Registrant’s Telephone Number, Including Area Code)

435 North Michigan Avenue
Chicago, Illinois 60611
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.
In connection with the completion of the previously announced sale of the Los Angeles Times, The San Diego Union-Tribune and various other titles in the California news group (the “California Properties”), tronc, Inc. (the “Company”) terminated the ABL Credit Agreement, dated as of August 4, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified) among tronc, Inc. (f/k/a Tribune Publishing Company), the several lenders party thereto and Bank of America, N.A., paid all outstanding amounts in connection therewith and backstopped and/or cash collateralized all outstanding letters of credit in connection therewith.
Also in connection with the completion of the previously announced sale of the California Properties, the Company prepaid all outstanding amounts under the Term Loan Credit Agreement, dated as of August 4, 2014 (as amended, amended and restated, extended, supplemented or otherwise modified) among tronc, Inc. (f/k/a Tribune Publishing Company), the several lenders party thereto and JPMorgan Chase Bank, N.A., resulting in the termination of such credit agreement.
Item 2.01. Completion of Acquisition or Disposition of Assets.
On June 18, 2018, the Company completed the previously announced sale of the California Properties to Nant Capital, LLC for a gross purchase price of $500 million in cash, plus the assumption of approximately $80 million in unfunded pension liabilities, subject to a customary post-closing working capital adjustment (the "Transaction"). The unaudited pro forma condensed consolidated financial statements of the Company, giving effect to the disposition of the California Properties, are attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01. Other Events.
On June 18, 2018, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Information.
The unaudited pro forma condensed consolidated balance sheet of tronc, Inc.

(d)	Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of tronc, Inc.

99.2	Press Release of tronc, Inc. dated June 18, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONC, INC.

	By:	/s/ Julie K. Xanders
Date: June 20, 2018	Name:	Julie K. Xanders
	Title:	Executive Vice President, General Counsel and Secretary